UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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URBAN OUTFITTERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Urban Outfitters, Inc. to be held at 10:30 a.m., on Tuesday, May 20, 2008, at our corporate headquarters, 5000 South Broad Street, Building 543, Philadelphia, Pennsylvania.

The matters to be considered and voted upon are described in the 2008 Notice of Annual Meeting of Shareholders and the Proxy Statement that accompany this letter. It is important that your shares be represented and voted at the Annual Meeting. Kindly read the attached Proxy Statement and vote your shares over the Internet or, if you received one, by signing and dating the paper copy of the proxy card and returning it promptly.

I look forward to seeing you at the meeting where we will review the business operations of Urban Outfitters.

Sincerely,

Richard A. Hayne

Chairman of the Board

DATE: March 28, 2008

URBAN OUTFITTERS, INC.

5000 South Broad Street

Philadelphia, Pennsylvania 19112-1495

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 20, 2008

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the “Company”) at our corporate headquarters, 5000 South Broad Street, Building 543, Philadelphia, Pennsylvania, on May 20, 2008 at 10:30 a.m., for the following purposes:

1.	To elect six Directors to serve for a term of one year.

2.	To approve the Urban Outfitters 2008 Stock Incentive Plan.

3.	To consider a shareholder proposal.

4.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 26, 2008 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Glen A. Bodzy

Secretary

DATE: March 28, 2008

URBAN OUTFITTERS, INC.

5000 South Broad Street

Philadelphia, Pennsylvania 19112-1495

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The accompanying proxy is solicited by the Board of Directors of Urban Outfitters, Inc. (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held on Tuesday, May 20, 2008 at 10:30 a.m., at the corporate headquarters, 5000 South Broad Street, Building 543, Philadelphia, Pennsylvania, and any adjournments or postponements thereof. The Company is making its proxy statement and its annual report to shareholders available electronically via the Internet. On April 9, 2008, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report and how to vote online. Shareholders who received the Notice will not receive a printed copy of the proxy materials in the mail, although a proxy card will be mailed separately to each shareholder that beneficially owns more than 1,000 Common Shares. If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Only shareholders of record, as shown on the transfer books of the Company at the close of business on March 26, 2008 (“Record Date”), are entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 166,566,714 of the Company's Common Shares, par value $.0001 per share (the “Common Shares”) outstanding. Shareholders of record on the Record Date may vote by either: (i) Internet on the website specified in the Notice or (ii) marking the proxy card, if a proxy card was received or requested, in accordance with the specifications made on the proxy card. Shareholders who hold their shares through a broker (in “street name”) must vote their shares in the manner prescribed by their broker.

When voting is properly authorized over the Internet or proxy cards are properly dated, executed and returned, the Company’s Common Shares will be voted in accordance with the instructions of the shareholder. Any properly authorized proxy received on a timely basis on which no specification has been made by the shareholder will be voted “FOR” the election of the nominees to the Board of Directors listed in this Proxy Statement, “FOR” the adoption of Proposal 2, and “AGAINST” the adoption of Proposal 3, and, to the extent permitted by the rules and regulations of the Securities and Exchange Commission (the “SEC”), in accordance with the judgment of the persons voting the Proxies upon such other matters as may come before the Meeting and any adjournments or postponements thereof. Any shareholder giving a proxy has the power to revoke it prior to its exercise either by giving written notice to the Secretary of the Company, by voting in person at the Meeting, by execution of a subsequent proxy or by granting a subsequent proxy by Internet.

Presence at the Meeting in person or by proxy of the holders of a majority of the Common Shares entitled to vote is necessary to constitute a quorum. Each Common Share entitles the holder to one vote on all matters presented at the Meeting. Proposal 1 regarding the election of directors will be determined by a plurality vote and the six nominees receiving the most “FOR” votes will be elected. Proposal 2 regarding the approval of the Urban Outfitters 2008 Stock Incentive Plan, Proposal 3 regarding the approval of a shareholder proposal and any other matters that may come before the Meeting will require the affirmative vote of a majority of the votes cast on the proposal. In all matters, an abstention or broker nonvote will not be counted as a vote cast.

PROPOSAL 1.    ELECTION OF DIRECTORS

The Company’s Bylaws provide for the Board of Directors to be composed of as many directors as are designated from time to time by the Board of Directors. Currently there are six Directors. The Board of Directors has designated six persons to serve as directors as of the Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees set forth below. Each Director shall be elected for a term of one year and shall serve until his successor is elected and qualified.

At the Meeting, six Directors will be elected. Unless otherwise directed, the persons named on the proxy intend to vote all valid proxies received by them “FOR” the election of the listed nominees. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named on the proxy intend to vote “FOR” the election of any person as may be nominated by the Board of Directors in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a Director if elected.

The nominees for election to the Board of Directors are Richard A. Hayne, Scott A. Belair, Harry S. Cherken, Jr., Joel S. Lawson III, Glen T. Senk and Robert H. Strouse. The Board of Directors has determined that Messrs. Belair, Cherken, Lawson and Strouse are independent under the listing standards of the NASDAQ Global Select Market (“NASDAQ”).

The following Directors will be nominated for reelection to terms scheduled to end in 2009:

RICHARD A. HAYNE	Director Since 1976

Mr. Hayne, 60, co-founded Urban Outfitters in 1970 and has been Chairman of the Board of Directors and President since the Company's incorporation in 1976. Margaret Hayne, President of Free People, is Mr. Hayne’s spouse.

SCOTT A. BELAIR	Director Since 1976

Mr. Belair, 60, co-founded Urban Outfitters in 1970. He has served as Principal of The ZAC Group, a financial advisory firm, during the last fifteen years. Previously, he was a managing director of Drexel Burnham Lambert Incorporated. Mr. Belair is also a director of Hudson City Bancorp, Inc.

HARRY S. CHERKEN, JR.	Director Since 1989

Mr. Cherken, 58, has been a partner in the law firm of Drinker Biddle & Reath LLP in Philadelphia, Pennsylvania since 1984 and until January 2007 served as Co-Chair of its Real Estate Group.

JOEL S. LAWSON III	Director Since 1985

Mr. Lawson, 60, is an independent consultant and private investor. From November 2001 until November 2003, he also served as Executive Director of M&A International Inc., a global organization of merger and acquisition advisory firms. From 1980 until November 2001, Mr. Lawson was Chief Executive Officer of Howard, Lawson & Co., an investment banking and corporate finance firm. Howard, Lawson & Co. became an indirect, wholly-owned subsidiary of FleetBoston Financial Corporation in March 2001.

GLEN T. SENK	Director Since 2004

Mr. Senk, 51, has served as Chief Executive Officer since May 2007, and prior to that, as President of Anthropologie, Inc. since April 1994. Mr. Senk was named Executive Vice President of Urban Outfitters, Inc. in May 2002, and assumed responsibility for the Company's Free People division in May 2003. Prior to joining the Company, Mr. Senk was Senior Vice President and General Merchandise Manager of Williams-Sonoma, Inc. and Chief Executive of the Habitat International Merchandise and Marketing Group in London, England. Mr. Senk began his retail career at Bloomingdale’s, where he served in a variety of roles including Managing Director of Bloomingdale’s By Mail. Mr. Senk serves as a member of the Board of Directors for Bare Escentuals, Inc. and Tory Burch, Inc.

ROBERT H. STROUSE	Director Since 2002

Mr. Strouse, 59, has served as Chief Operating Officer of Wind River Holdings, L.P. since 1999, and as its President since 2003. Wind River oversees a diversified group of privately owned industrial, service and real estate businesses.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE AT URBAN OUTFITTERS

Our business is managed under the direction of our Board of Directors, in accordance with the Pennsylvania Business Corporation Law and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chairman of the Board, Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular and special meetings of the Board and its committees. In addition, to promote open discussion among our non-employee Directors, those Directors meet in regularly scheduled executive sessions without the participation of management or employee Directors.

Board of Directors

Our Board of Directors has a long-standing commitment to sound and effective corporate governance practices. The foundation for our corporate governance is the Board's policy that a majority of the members of the Board should be independent. We have reviewed internally and with our Board of Directors the provisions of the Sarbanes-Oxley Act of 2002, the related rules of the SEC and current NASDAQ Marketplace Rules regarding corporate governance policies and procedures. Our corporate governance documents comply with all requirements.

In accordance with our Bylaws, our Board of Directors has specified that, as of the date of our 2008 Annual Meeting, the number of Directors will be set at six. Four of our six Directors are non-employee Directors, and the Board of Directors has determined that each of these four Directors has no relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director, and that each meets the objective requirements for “independence” under the NASDAQ Marketplace Rules. Therefore, the Board of Directors has determined that each of these four Directors is an “independent” Director under the standards currently set forth in the NASDAQ Marketplace Rules. The Directors who are not independent are Richard A. Hayne and Glen T. Senk. See also “Committees of the Board of Directors—Audit Committee” below.

During the Company’s fiscal year ended January 31, 2008 (“Fiscal 2008”), our Board of Directors held four meetings. Each member of the Board attended at least 75% of the total number of meetings of the Board and all committees on which he sits.

Committees of the Board of Directors

Our Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee. The charters of these Committees have been approved by our Board of Directors and are available on our corporate website (www.urbanoutfittersinc.com).

The following table presents information regarding the membership of our Board Committees as of the date of this Proxy Statement.

Current Board Committee Membership

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING COMMITTEE
Scott A. Belair	+	+X
Harry S. Cherken, Jr.			+
Joel S. Lawson III	+X	+
Robert H. Strouse	+	+	+X
Number of Meetings in Fiscal 2008*	8	6	2

+	Member
X	Chairperson
*	The Committees from time to time act by unanimous written consent.

Audit Committee

The Audit Committee operates under a written charter that has been approved by the Board of Directors. The Charter is reviewed annually by the Board of Directors. The Audit Committee's primary responsibility is to assist the Board of Directors in fulfilling its oversight responsibilities to our shareholders and other constituencies. In furtherance of those oversight responsibilities, the Audit Committee’s primary duties are to: (a) appoint (and terminate), compensate, and oversee the work of the independent accountants, including the audit plan, scope and procedures; (b) pre-approve, in accordance with its pre-approval policies, all audit services and permissible non-audit services provided by the independent accountants to the Company; (c) confirm and assure the independence of the independent accountants by reviewing and discussing the formal written statement and other periodic written reports received from the independent accountants regarding their objectivity and independence, including statements concerning other relationships and services that may affect their independence; (d) set clear hiring policies for employees and former employees of the independent accountants; (e) consider and review with the independent accountants and management the adequacy and effectiveness of the Company’s internal controls, including processes for identifying significant risks or exposures, and elicit recommendations for the improvement of such internal control procedures where desirable; (f) review with the independent accountants and management (i) the Company’s financial reporting (including financial statements and related footnotes), (ii) any significant changes required in the independent accountants’ audit plan, (iii) any material difficulties or disputes with management encountered during the course of the audit, (iv) other matters related to the conduct of the audit, (v) any material written communications provided by the independent accountants to management, and (vi) any legal and regulatory matters that may have a material impact on the financial statements; (g) review and concur in the appointment, replacement, reassignment or dismissal of management of the Company’s internal audit function; (h) review and approve all related party transactions; (i) establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding these issues; (j) report Committee actions to the Board with such recommendations as the Committee may deem appropriate; (k) prepare the audit committee report required to be filed with the SEC; (l) review and reassess the adequacy of the Audit Committee’s Charter annually and submit recommended amendments to the Board for approval; (m) investigate any matter brought to its attention within the scope of the Audit Committee’s duties, with the power to retain and determine the appropriate compensation for independent legal, accounting, financial and other advisors as the Committee may deem necessary or appropriate to carry out its duties, at the expense of the Company; and (n) enforce the Company’s Code of Conduct and Ethics. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.

The Board of Directors has determined that each member of the Audit Committee is independent, under the independence standards discussed above, and that each member meets the additional standards of independence applicable under the Sarbanes-Oxley Act of 2002 and related rules of the SEC and the listing standards of the NASDAQ Marketplace Rules. In addition, the Board of Directors has determined that each of Joel S. Lawson III and Scott A.

Belair qualifies as an “audit committee financial expert” in accordance with the definition of “audit committee financial expert” set forth in Item 407(d)(5)(ii) of Regulation S-K, as adopted by the SEC.

Compensation Committee

The Compensation Committee operates under a written charter that has been approved by the Board of Directors. The Charter is reviewed annually by the Board of Directors. The Compensation Committee is responsible for overseeing our compensation strategy and for the oversight and administration of our compensation programs including our stock incentive plans. The Compensation Committee reviews and approves performance targets, eligibility, participation and award levels for incentive compensation plans; approves and reports to the Board on the administration of compensation plans and the compensation of executives at specified salary levels; formulates, evaluates and approves the compensation of the Chief Executive Officer; selects participants and determines when options and other equity-based awards should be granted, the number of shares to be subject to each option or award, and other terms of the option or award; provided, however, that under the Company’s 2004 Stock Incentive Plan, the Chairman of the Board has discretionary authority to grant awards that cover 40,000 or fewer Common Shares to individuals not subject to Section 16 of the Securities Exchange Act of 1934, as amended. If approved at the Meeting, the Chairman of the Board will have similar discretionary authority under the Urban Outfitters 2008 Stock Incentive Plan. In addition, the Compensation Committee monitors aggregate share usage under our stock incentive plans and potential dilution resulting from the granting of options or awards. It also makes all other determinations involved in the administration of these stock incentive plans. The Board of Directors has determined that each member of the Compensation Committee is independent under the independence standards currently set forth in the NASDAQ Marketplace Rules. For a discussion of the role of executive officers and compensation consultants in determining executive and director compensation, see “Compensation of Executive Officers—Compensation Discussion and Analysis—Design of Compensation Program” and “—Role of Executive Officers in Establishing Compensation.”

Nominating Committee

The Nominating Committee operates under a written charter that has been approved by the Board of Directors. The Charter is reviewed annually by the Board of Directors. The Nominating Committee, in consultation with our Chairman of the Board: (a) recommends to the Board for its selection (i) potential nominees for director to stand for election at the Company’s annual meeting of shareholders, including without limitation, those proposed by shareholders, and (ii) individuals to be considered by the Board of Directors to fill vacancies; (b) establishes criteria for selecting new directors; (c) conducts, or causes to be conducted, background and qualifications checks of new director candidates; and (d) evaluates directors before nomination for reelection. The Board of Directors has determined that each member of the Nominating Committee is independent under the independence standards currently set forth in the NASDAQ Marketplace Rules.

Director Nominations

The Nominating Committee recommends director nominees to the Board of Directors. The Nominating Committee seeks individuals who are qualified to be directors based on the committee’s judgment of the potential candidate’s experience, skills and knowledge of business and management practices. If needed, the Nominating Committee will use a third party search firm to assist in finding director candidates. No third parties were engaged to evaluate or assist in identifying potential director nominees in Fiscal 2008.

The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as directors, when submitted prior to the shareholder proposal date referred to in the “Proposals for 2009 Annual Meeting” section in this Proxy Statement, provided such recommendations are accompanied by sufficient biographical information about the proposed nominee to permit the Nominating Committee to evaluate his or her qualifications and experience, as well as such person’s consent to being named in the Proxy Statement and to serving as a director if elected. Shareholders may submit director recommendations in writing to the Nominating Committee, at Urban Outfitters, Inc., 5000 South Broad Street, Building 543, Philadelphia, PA 19112.

Communications with Directors

Shareholders may communicate with members of the Company’s Board of Directors by writing, as applicable, to the full Board of Directors, a particular committee or a specific director at Urban Outfitters, Inc., 5000 South Broad Street, Philadelphia, PA 19112, (Tel: 215-454-5500), (Fax: 215-454-4660).

Annual Meeting

Pursuant to the Company’s policy, the Directors are expected to attend the Company’s annual meetings of shareholders. All six of the Company's current Directors attended last year’s annual meeting of shareholders.

Code of Conduct and Ethics

The Company has had a written code of conduct for a number of years. Our Code of Conduct and Ethics applies to the Company’s Directors and employees, including our President, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Code includes guidelines relating to compliance with laws, the ethical handling of actual or potential conflicts of interest, the use of corporate opportunities, protection and use of the Company’s confidential information, accepting gifts and business courtesies, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code. The Code of Conduct and Ethics is available on the Company’s website at www.urbanoutfittersinc.com. The Company intends to post any amendments to or waivers of its Code of Conduct and Ethics (to the extent applicable to the Company’s President, Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer) at this location on our website and also to disclose the waivers on a Form 8-K within the prescribed time period.

PROPOSAL 2.    URBAN OUTFITTERS 2008 STOCK INCENTIVE PLAN

At the meeting, you will be asked to approve the Urban Outfitters 2008 Stock Incentive Plan (the “2008 Plan”). The Board of Directors approved the 2008 Plan on February 26, 2008, subject to shareholder approval. The 2008 Plan is being submitted for your approval in accordance with NASDAQ listing standards, to qualify certain awards as performance-based awards under section 162(m) of the Internal Revenue Code and to obtain favorable federal income tax treatment for incentive stock options under section 422 of the Code.

The Board of Directors believes that the 2008 Plan is necessary for the Company to attract, retain and motivate employees, non-employee directors and consultants. The Company has been using the 2004 Plan to achieve these goals. However, as of January 31, 2008, only 2,312,150 Common Shares were available for the granting of future awards under the 2004 Plan. Therefore, the Board of Directors recommends approval of the 2008 Plan so that the Company may continue to attract, retain and motivate employees, non-employee directors and consultants through the grant of options, stock appreciation rights, restricted stock, restricted stock units and stock grants.

The 2008 Plan is attached as Appendix A to this Proxy Statement. The following description of the 2008 Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the 2008 Plan.

General

Common Shares Available. The Company has reserved 10,000,000 Common Shares for issuance under the 2008 Plan. No more than 4,000,000 Common Shares are available for restricted stock grants and awards of restricted stock units under the 2008 Plan. No more than 1,000,000 Common Shares are available for stock grants under the 2008 Plan. During any fiscal year, no employee may be granted options covering more than 2,000,000 Common Shares, stock appreciation rights covering more than 2,000,000 Common Shares, or restricted stock and restricted stock units covering more than 2,000,000 Common Shares (in the aggregate). Each of the above limits is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than in Common Shares, the Common Shares not issued under that award will again become available for grant under the 2008 Plan. If Common Shares are surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the number of Common Shares issued net of the shares withheld or surrendered will be counted against the number of Common Shares available under the 2008 Plan.

No awards have been granted under the 2008 Plan, and as a result, no benefits or amounts that would have been received or allocated under the 2008 Plan are determinable at this time. Accordingly, benefits or amounts which would have been granted for Fiscal 2008 if the 2008 Plan had been in effect are also not determinable. The closing price of the Common Shares on March 26, 2008 was $31.29.

Administration. Two committees have authority to administer the 2008 Plan. The first committee, of which the Chairman of the Board is the sole member, administers the 2008 Plan for awards that relate to 40,000 or fewer Common Shares made to individuals not subject to Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee administers the 2008 Plan for all other awards. These committees are referred to collectively as the “administrator.” The administrator has considerable discretion in setting the terms of awards granted to employees, consultants, and non-employee directors.

Types of Awards. Under the 2008 Plan, the administrator may award incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock (including performance stock), restricted stock units (including performance stock units) and stock grants.

Eligibility. Employees and consultants of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the 2008 Plan. Non-employee directors and consultants are not eligible to receive incentive stock options. The administrator selects the employees, non-employee directors and consultants who will receive options, stock appreciation rights, restricted stock awards, restricted stock units and stock grants under the 2008 Plan. There are approximately 10,000 employees and four non-employee directors currently eligible to receive awards under the 2008 Plan. The limited number of consultants potentially eligible to participate in the 2008 Plan is not currently determinable.

Stock Options

The administrator may award incentive stock options and non-qualified stock options. Incentive stock options offer employees certain tax advantages that are not available for non-qualified stock options. The administrator determines the terms of the options, including the number of Common Shares subject to the option, the exercise price and when the option becomes exercisable. However, the option term of incentive stock options may not exceed ten years, and the per share exercise price of options may not be less than the fair market value of a Common Share on the date the option is granted.

When an employee, non-employee director or consultant terminates service with the Company, his or her option may expire before the end of the otherwise applicable option term. For example, if an employee, non-employee director or consultant terminates his or her service with the Company for a reason other than death or disability, his or her options generally remain exercisable for up to 30 days after termination of service, unless the administrator provides otherwise. If the employee, non-employee director or consultant terminates his or her service with the Company due to death or disability, his or her options generally remain exercisable for up to six months after termination of service, unless the administrator provides otherwise.

An employee, non-employee director or consultant may pay the exercise price of an option in cash or, if permitted by the administrator, its equivalent. The administrator may also permit an optionee to pay the exercise price by surrendering previously acquired Common Shares, by decreasing the number of Common Shares for which the option is exercisable, through a so-called “broker-financed transaction” or in any combination of such methods. The administrator may permit an employee to pay any tax withholding obligation with Common Shares issuable upon the exercise of the non-qualified stock option or previously acquired shares.

Stock Appreciation Rights

The administrator may award stock appreciation rights to employees, non-employee directors and consultants. A stock appreciation right entitles the grantee to receive an amount equal to the excess of the fair market value of the Common Shares on the date of exercise over the fair market value on the date of grant. The administrator determines when the stock appreciation right becomes exercisable and whether the appreciation will be paid in cash, Common Shares, or a combination of cash and Common Shares.

When an employee, non-employee director or consultant terminates service, his or her stock appreciation rights may expire before the end of the otherwise applicable stock appreciation right term. The period during which the stock appreciation right may be exercised is the same as the period for options, discussed above.

Restricted Stock

The administrator may make restricted stock awards to employees, non-employee directors and consultants. A restricted stock award is an award of Common Shares that is subject to certain restrictions during a specified period. The administrator determines the length of the restriction period and the conditions, such as an employee’s continued employment with the Company or the achievement of certain performance goals, which must be met for the restrictions to lapse. The Company holds the Common Shares during the restriction period, and the grantee cannot transfer the shares before termination of that period. The grantee is, however, generally entitled to vote the Common Shares and receive any cash dividends declared and paid on the Company’s Common Shares during the restriction period.

For performance stock awards, the restrictions lapse only to the extent performance goals established by the Compensation Committee are met, unless a change in control (as defined in the 2008 Plan) occurs or the Compensation Committee waives the performance goal in the case of death or disability. The Compensation Committee may select one or more performance criteria for each performance stock award from the following list: sales, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of Common Shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue growth, capacity utilization, new stores opened, customer penetration, increase in customer base, net income growth, expense control and hiring of personnel. The criteria may be applied to the individual, a division, a component of the Company’s business, the Company and or one or more related corporations of the Company.

Restricted Stock Units

The administrator may award restricted stock units to employees, non-employee directors and consultants. Each restricted stock unit represents the right to receive one Common Share or cash equal to the fair market value of a Common Share, when the restricted stock unit vests. A bookkeeping account is established for each recipient of a restricted stock unit award that shows the number of restricted stock units granted, as well as full and fractional restricted stock units representing any cash dividends prior to the date the restricted stock unit vests. The administrator determines the conditions, such as continued service with the Company or the achievement of certain performance goals that must be met for restricted stock units to vest.

Performance stock units vest only to the extent performance goals established by the Compensation Committee are met, unless a change in control (as defined in the 2008 Plan) occurs or the Compensation Committee waives the performance goal in the case of death or disability. The Compensation Committee may select one or more performance criteria for each award of performance stock units from the above list for performance stock awards.

Stock Grants

The administrator may make stock grants to employees, non-employee directors and consultants. Stock grants are fully vested when made.

Miscellaneous

Transferability. Awards generally are not transferable, except by will or under the laws of descent and distribution. However, non-employee directors may transfer non-qualified stock options and stock appreciation rights to certain permitted transferees for no consideration, and the administrator has the authority to permit similar transfers with respect to other non-qualified stock options and stock appreciation rights.

Acceleration of Vesting. The administrator may, in its discretion, accelerate the date on which options and stock appreciation rights may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock (other than performance stock) and restricted stock units (other than performance stock units), if it determines that to do so would be in the best interests of the Company. Upon a change in control of the Company (as defined in the 2008 Plan), all outstanding options and stock appreciation rights become exercisable, and all outstanding restricted stock (including performance stock) and restricted stock units (including performance stock units) become vested, unless the applicable award agreement provides otherwise.

Change in Capitalization/Certain Corporate Transactions. If there is a change in the Company’s capitalization that affects its outstanding Common Shares, the aggregate number and type of Common Shares subject to awards, together with the option exercise price, will be adjusted by the administrator, as described in the 2008 Plan. The 2008 Plan also provides that, in the event of a merger, consolidation or other specified corporate transaction, outstanding awards will be assumed by the surviving or successor corporation, if any. The 2008 Plan also authorizes the administrator to terminate the awards granted to employees, non-employee directors and consultants in the event of such a corporate transaction, after giving advance notice.

Effective Date. The 2008 Plan became effective on February 26, 2008, subject to shareholder approval. If the requisite shareholder approval is not obtained by February 25, 2009, the 2008 Plan and all awards granted under the 2008 Plan will be null and void.

Amendment/Termination. The administrator may amend outstanding awards. The Compensation Committee may decrease the exercise price of an outstanding option or, in the case of a stock appreciation right, the amount over which appreciation is measured. The Board of Directors may amend or suspend the 2008 Plan. Shareholder approval, however, is required for any material amendment to the 2008 Plan (as defined under applicable NASDAQ listing standards), as well as for certain amendments of which the 2008 Plan requires shareholder approval, such as an increase in the number of Common Shares authorized for issuance of incentive stock options and a change in the class of employees who may receive incentive stock options under the 2008 Plan. Requisite shareholder approval is also required for any amendment that would require shareholder approval under Section 162(m) of the Internal Revenue Code.

The Board of Directors may terminate the 2008 Plan at any time and for any reason. No incentive stock options will be granted under the 2008 Plan after February 25, 2018.

Federal Income Tax Consequences—Options

The Company has been advised that the federal income tax consequences of granting and exercising options under the 2008 Plan are as follows (based on federal tax laws and regulations, as of January 1, 2008). The grant of an option does not result in federal income tax consequences for the optionee or a deduction for the Company.

When an option is exercised, the federal income tax consequences depend on whether the option is an incentive stock option or a non-qualified stock option. An optionee exercising a non-qualified stock option will recognize ordinary income equal to the difference between the fair market value of the stock exercised (on the date of exercise) and the option price. An employee will not recognize taxable income as a result of acquiring stock by exercising an incentive stock option. The difference between the fair market value of the exercised stock on the date of exercise and the exercise price will, however, generally be treated as an item of adjustment for purposes of alternative minimum taxable income. If the employee holds the stock he receives on exercise of an incentive stock option for a required period of time, the employee will have capital gain (or loss) when the stock is later disposed of. If the employee does not hold the stock for the required period of time, the employee will generally have ordinary income when the stock is disposed of.

When an optionee recognizes ordinary income on the exercise of a non-qualified stock option or the sale of stock acquired on exercise of an incentive stock option, the Company is generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable. The Company believes that the 2008 Plan has been designed so that the amount of compensation that may be deducted with respect to options (other than any option for which the exercise price is decreased) will not be limited by section 162(m) of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE URBAN OUTFITTERS 2008 STOCK INCENTIVE PLAN.

PROPOSAL 3.    SHAREHOLDER PROPOSAL

Shareholder Proposal and Shareholder’s Supporting Statement

The Amalgamated Bank LongView MidCap 400 Index Fund, 11-15 Union Square, New York, NY, 10003, the owner of 44,085 Common Shares, has given notice that it intends to present the following proposal for action at the Meeting:

“RESOLVED:    The shareholders urge the Board of Directors of Urban Outfitters, Inc. (“Urban Outfitters” or the “Company”) to adopt, implement and enforce a publicly available workplace code of conduct that extends to its suppliers and vendors and that would be based on the International Labor Organization’s (“ILO”) Conventions on workplace human rights, including the following principles:

1. All workers shall have the right to form and join trade unions and to bargain collectively (ILO Conventions 87 and 98).

2. Workers’ representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions (ILO Convention 135).

3. There shall be no discrimination or intimidation in employment; employers shall provide equality of opportunity and treatment regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics (ILO Conventions 100 and 111).

4. Employment shall be freely chosen. There shall be no use of forced (including bonded or voluntary) prison labor (ILO Conventions 29 and 105).

5. There shall be no use of child labor (ILO Convention 138).

SUPPORTING STATEMENT

At present, Urban Outfitters purchases a substantial portion of apparel from sources outside the United States. Urban Outfitters is a global corporation, and its international operations and sourcing arrangements can expose the Company to a variety of risks. This resolution is designed, therefore, to manage risks that the Company may become a party to serious human rights violations in the workplace.

The success of many Urban Outfitters’ businesses depends on consumer goodwill. Since Urban Outfitters’ brand names are among the Company’s most significant assets, the Company would benefit from adopting and enforcing a code of conduct based on ILO conventions that would ensure that the Company is not associated with human rights violations in the workplace. Such action would protect the Company's brand name and/or relationships with its customers and the numerous governments in countries where the Company does business.

Urban Outfitters does not have a labor code that incorporates all the ILO principles stated above. A significant number of manufacturers and retailers, such as American Eagle Outfitters, Federated Department Stores, Gap Inc., H&M, Jones Apparel Group, Limited Brands, Nordstrom’s and VF, have adopted policies based on these ILO principles. We believe that Urban Outfitters should do so as well.

Also, institutional investors are increasingly concerned with the impact of Company workplace practices on shareholder value. A number of the world's largest pension funds have adopted responsible contractor and workplace practice guidelines. In our view, the adoption and enforcement of an effective code of conduct would increase attractiveness to the institutional investor community.

We urge you to vote FOR this resolution.”

Board of Directors’ Response

A substantially similar proposal was submitted by the same shareholder for consideration at last year’s annual meeting of shareholders, where it failed to receive the support of a majority of the votes cast.

The Board of Directors again unanimously recommends voting against this proposal and believes that we have adequately addressed the matters raised by the proposal through the terms of our agreements with our outside vendors and through a compliance program for apparel products designed and produced in-house.

We believe in protecting the safety and working rights of the people who produce the goods sold in our stores and through our wholesale business, while recognizing and respecting cultural and legal differences found throughout the world. Among the standard terms we seek to include in our agreements with our outside vendors, those vendors and their suppliers are required to meet the following standards and conditions of employment:

•

subject to developing country exceptions under International Labor Organization (“ILO”) Convention 138, employees must be 15 years of age or older, unless local law requires a higher minimum age, in which case the higher age will apply;

•	manufacturing workers must be voluntarily employed and cannot be prisoners or any other kind of forced labor;

•	corporal punishment or any other kind of mental or physical coercion may not be used on manufacturing workers;

•	hiring decisions cannot be based on race, religion, gender, age, sexual orientation, disability, nationality, political opinion or union membership;

•	national laws regarding minimum wage, overtime and hours and benefits must be complied with;

•	employees must be furnished with safe and healthy working conditions in compliance with local laws; and

•	behavior, including gestures, language and physical contact, that is sexually coercive, threatening, abusive or exploitative is not permitted.

In addition, the standard terms we seek to include in our agreements with our outside vendors also require those vendors and their suppliers to manufacture products in compliance with all applicable laws and regulations, including environmental and safety laws and regulations.

With respect to apparel that is designed and produced by us in-house, we have implemented a compliance program that is monitored on an annual basis by buying offices. Our production facilities are either certified as in compliance with our program, or areas of improvement are identified and corrective follow up action is taken. All manufacturing facilities are required to follow applicable national labor laws, as well as international compliance standards regarding workplace safety, such as standards that require clean and safe working environments, clearly marked exits and paid overtime.

The shareholder making the proposal urges the Board of Directors to adopt a code of conduct that incorporates ILO standards. We believe that the measures described above result in treatment of workers that parallel the ILO standards in many respects, including with respect to prohibitions on involuntary or forced labor and the adoption of minimum age standards for our workers. We also seek to enforce ILO standards to the extent they are incorporated into applicable local laws, which is consistent with our desire to respect cultural and legal differences in the countries in which we do business.

We believe that we have adequately addressed the matters raised in the proposal and, for the foregoing reasons, the Board of Directors unanimously believes that this proposal is not in the best interests of the Company or its shareholders, and recommends that you vote “AGAINST” Proposal 3. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a shareholder has otherwise indicated in voting the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST”

PROPOSAL 3.

OTHER MATTERS

The Board of Directors knows of no matters to be presented for action at the Meeting, other than those set forth in the attached notice and customary procedural matters. If any other matters should properly come before the Meeting or any adjournments or postponements thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the SEC, in accordance with the judgment of the persons voting such proxies.

COMPENSATION OF DIRECTORS

FISCAL 2008

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation ($)	Total ($)
Scott A. Belair	100,000	*	—	262,748	†**	—	—	—	362,748
Harry S. Cherken, Jr.	100,000	*	—	262,748	†**	—	—	—	362,748
Joel S. Lawson III	100,000	*	—	262,748	†**	—	—	—	362,748
Robert H. Strouse	100,000	*	—	262,748	†**	—	—	—	362,748

*	Represents Paid in Cash
†	The FAS 123R valuation of the options granted on May 22, 2007, using Black Scholes is $13.73 per share, so the grant date option valuation is $274,600.00 (20,000 shares at $13.73 per share). $262,748 represents the Fiscal Year expense under FAS 123R. For a discussion of the assumptions utilized in the Black-Scholes calculation, please see Notes 2 and 8 to the Company’s consolidated financial statements for the fiscal year ended January 31, 2008, which are included in the Company’s Annual Report on Form 10-K, as filed with the SEC on [date of 10K filing pending].
**	At the end of Fiscal 2008, all 20,000 options from this grant were not vested.

Each director who is not also an employee of the Company (“Outside Directors”) is paid two cash installments consisting of (i) a $50,000 payment following election as a Director at the applicable Annual Meeting of Shareholders, and (ii) a $50,000 payment in February following completion of the fiscal year.

During Fiscal 2008, the Company granted, on a discretionary basis, each Outside Director the option to purchase 20,000 Common Shares under the Company’s 2004 Stock Option Plan. The exercise price of the non-qualified stock options granted under the Plan was $25.60.

All directors and their immediate families are eligible to receive discounts on our merchandise through use of discount cards issued to them and in accordance with our employee merchandise discount policy.

The Board of Directors believes it is good corporate practice to periodically review and reevaluate the total compensation paid to the Company’s Outside Directors for their service on the Board of Directors, including the cash and equity components of that compensation. The Board of Directors intends to review the compensation paid to the Outside Directors following the Meeting and will make any adjustments it deems appropriate.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Company Objectives

The Company’s compensation program is designed to support its primary objective of building compelling brands that connect with the chosen customer on an emotional level. Delivering value to the customer by excelling at 'experiential retailing' is the foundation for the long-term maximization of shareholder value.

Design of Compensation Program

General

In furtherance of our primary objective, our compensation program is designed to motivate executives to maximize shareholder value and grow our brands, both in the short-term and the long-term, by rewarding executives for doing so. These long standing compensation policies were designed and approved by management, the Compensation Committee or the Board of Directors as appropriate. We have identified the first step in attaining these objectives as having superior executives in place, and as such, our compensation program’s initial purpose is to attract new candidates and retain the ones we have. This requires our compensation to be competitive in the marketplace. Next, our program provides annual performance-based compensation to executive officers for the achievement of specific shorter-term goals that have been determined by the Compensation Committee based on recommendations by the Chairman of the Board (the “Chairman”) and Chief Executive Officer. Moreover, through stock options, we attempt to align the compensation of our executives with the interests of the shareholders and motivate our executives to achieve the Company's longer-term goals.

Long-Term versus Currently Paid Out Compensation

Current compensation paid to executive officers includes base salaries, which are paid periodically throughout the fiscal year, and performance bonuses, which are awarded at the end of the year. The Company’s long-term compensation is comprised of stock options and, in one case in fiscal year 2005, a restricted stock award. The Company has long believed that the characteristics of stock options, particularly their extended vesting periods, leverage and the deferral of taxation until exercise, were closely aligned with maximizing shareholder value and supporting its long-term growth strategies, and were favorable to the Company from both a cash flow and, prior to the adoption of FAS 123R, an earnings statement perspective.

The Company does not have deferred compensation plans or programs or a retirement plan because it does not believe that these plans are the best way to support its goal of maximizing shareholder value. Furthermore, the Company believes that there are costly regulatory and administrative burdens involved with the administration of these plans. As a matter of practice and philosophy, the Company has significantly limited the scope and/or value of perquisites provided to named executive officers.

The Company’s compensation structure attempts to balance the need of the named executives for current income with the Company’s need to create long-term incentives that are directly tied to the growth in shareholder value. There is no pre-determined allocation between current and long-term compensation; the Compensation Committee maintains flexibility in this regard. Historically, however, stock options and shareholdings have provided the majority of income that named executives have derived from their employment with the Company. In recognition of this, the Compensation Committee takes the performance of the Company's Common Shares (and therefore the perceived value of them to the executive) into consideration when making compensation decisions for each executive. Still, different positions may yield a different balance in light of what the Compensation Committee decides will best further the Company's objectives. For example, the brand divisional Presidents have maximum bonus potential that exceeds base salary. This reflects the Company's emphasis on the specific performance goals tied to the bonus for these particular executives. The Chief Executive Officer’s maximum bonus potential also exceeds base salary and is tied to overall sales and profitability metrics and to specific performance goals. For the Chief Financial Officer and the General Counsel, base salary exceeds the maximum bonus potential. A significant portion of both officers’ bonus plans are tied to overall Company sales and profitability metrics rather than those of specific brands. For the Chairman, both the salary and bonus plan take into account the fact that the Chairman beneficially owns a substantial number of Common Shares of the Company. The different elements of compensation are discussed more fully below in “Determination of Amount of Element; Relation of Elements to Primary Compensation Objectives.”

Operation and Process

Compensation Committee

The Company’s Compensation Committee, acting pursuant to its charter, sets the amount of each element of compensation for each named executive officer. The Compensation Committee generally holds meetings at least four times a year, and compensation amounts for executive officers for the new fiscal year are generally set in February.

The Compensation Committee is comprised of three members, Scott A. Belair (who is the committee’s chairman), Joel S. Lawson III, and Robert H. Strouse. All members are “independent” directors, as defined by the NASDAQ Marketplace Rules. The Compensation Committee Charter is available on the Company’s website (www.urbanoutfittersinc.com), under “Financial Overview—Corporate Governance.” The charter is reviewed by the Compensation Committee on an annual basis and revised as warranted.

Compensation Committee Consultant

The Compensation Committee directly engages PricewaterhouseCoopers LLP as a compensation consultant to provide advice on executive compensation matters, and it has performed such duties in Fiscal 2008. The committee and the Board of Directors have discretion to hire and fire the consultant, as described in the Compensation Committee’s Charter. The committee determines the scope of the consultant’s review. In Fiscal 2008, the committee asked the consultant to evaluate non-executive directors’ compensation and equity plan grant guidelines and equity plan design alternatives for all executive officers and other key employees, as well as to meet with the Compensation Committee in August 2007. The consultant worked with the committee to develop compensation and equity plan design alternatives for the Chief Executive Officer. PricewaterhouseCoopers LLP sends its invoices for consulting services directly to the Compensation Committee, which reviews the invoices and then forwards them to the Company for payment.

Role of Executive Officers in Establishing Compensation

The Company’s Chairman and the other executive officers do not participate in the determination of compensation policies by the Compensation Committee. The Chairman does consult with the committee in determining compensation levels for each named executive officer, and the committee takes his assessment of the performance of each of the executive officers (other than his own) into consideration when weighing the factors and setting compensation. In addition, the Chairman is invited to attend portions of certain meetings as needed. The Chief Administrative Officer, Freeman Zausner, regularly attends scheduled meetings of the Compensation Committee.

The Chairman and the Chief Executive Officer have the primary role in making recommendations to the Compensation Committee regarding the assessment and design of programs, plans and awards. They are assisted by the General Counsel, the Chief Financial Officer, the Chief Administrative Officer, and the Controller, who provide them with information and input on these items.

Elements of Compensation

The Company’s compensation program is comprised of three main elements: (1) base salary, (2) performance bonus, and (3) stock options.

Selection of Elements

The Compensation Committee has selected base salary, performance bonus and stock options because it believes such a compensation package, taken as a whole, is both competitive in the marketplace and reflects directly on the executive's responsibility to maximize shareholder value and grow our brands. The rationale for the selection of each particular element is discussed in detail below.

Determination of Amount of Element; Relation of Elements to Primary Compensation Objectives

The Compensation Committee reviews the amounts payable to each executive under each individual element of compensation, as well as the aggregate amount of compensation to such executive, in making compensation decisions.

Base Salaries

Base salary is determined by position, experience and competitive market factors for comparable talent. Inasmuch as the main objective of the compensation plan is maximizing shareholder value, the Company generally seeks to set base salaries at or near prevailing market rates for comparable levels of responsibility in specialty retail so as to reduce the levels of committed compensation expense on the Company’s financial statements as well as the cash cost to the Company. The Company believes that it needs to offer competitive base salaries in order to retain and attract superior personnel, which is a key step in achieving its primary objectives.

Performance Bonuses

The Company’s executive officers are eligible to receive cash incentive bonuses under the Company’s Executive Incentive Plan based on the achievement of performance targets established in advance. In setting performance objectives, the Compensation Committee sets forth specific targets in line with its ultimate objectives. We believe that this plan presents the executive with clear, quantified objectives that, if achieved, will maximize shareholder value and further the growth of our brands. The fact that the executive will then be rewarded for meeting or exceeding these objectives provides an incentive for him or her to do so.

The Compensation Committee determines the employees eligible to participate in the Executive Incentive Plan, the performance criteria and targets they will be judged upon, and the corresponding percentage of base salary awarded to each participant for meeting each target. The specific design of the Company’s performance bonus plan is tied to those actions and performances which directly or indirectly contribute to achieving or surpassing the Company’s operating profit budgets and plans, and realizing its overall growth strategies.

Eligibility

The Compensation Committee determines eligibility for performance bonuses for executive officers at the beginning of the fiscal year based on the Company’s financial budgets and operating plans and the roles that the executives have in achieving those objectives.

Setting Performance Criteria and Targets

The Compensation Committee sets the performance criteria for each participant at the beginning of the fiscal year. The criteria may be based on the performance of the participant, a division, the Company as a whole or a subsidiary of the Company, at the committee’s discretion. Performance criteria may include, depending on the particular participant: sales, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of shares, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue growth, capacity utilization, new stores opened, customer penetration, increase in customer base, net income growth, expense control and hiring of personnel. The Compensation Committee determines which performance criteria are appropriate for each participant. The committee may also take into account the opinion of the named executive officer as to which criteria he or she feels is the best indicator of his or her performance.

Specifically, the Compensation Committee sets criteria based on whether the executive officer has merchant responsibility. The primary criteria for the Chief Executive Officer include sales, operating profit, stores opened, store capital expense, management of inventory levels and hiring goals. Typically, the primary criteria of the performance bonus plans for executives with merchant responsibilities, such as President of Anthropologie Brand or President of Urban Outfitters Brand, are sales and operating profits, number of new stores opened and management of inventory levels. Sales, operating profits and stores opened criteria are used for the Chairman, who has overall merchant responsibility. For executive officers who do not have merchant responsibilities, such as the Chief Financial Officer and the General Counsel, the criteria generally include sales and operating profits goals, meeting or exceeding functional area budgets, functional area performance ratings and the number of store openings and their timing.

Each performance criterion is then assigned a performance target. For example, for the criterion of “number of new stores opened,” the target would be the Company’s goal for a specified number of stores opened, consistent with the operating budget and with the brand growth strategies. Or, for the criterion of “sales and operating profits,” the target would be meeting or exceeding the Company’s financial budgets for the fiscal year, or by meeting or exceeding “stretch” goals for the fiscal year. The thresholds for the functional areas budgets are determined by the operating budget and its goal of leveraging selling, general and administrative expenses as top line revenue grows, and those for performance ratings are driven by the brands’ assessments of the functional areas.

Finally, the Compensation Committee establishes a schedule or matrix for each participant showing the percentage of base salary payable as a performance bonus that corresponds to the specified performance target. The specific amounts for each performance target are determined by assessing the profit contribution attained by meeting various targets, by measuring the compensation outcomes achieved by meeting those targets while taking into account total compensation from base salary, bonus and stock options.

Role of Named Executive Officers in Determining Performance Factors

The Chairman’s compensation plan reflects his commitment to growing shareholder value and he has asked the Compensation Committee to express that commitment in his compensation plan. As such, his performance bonus is based upon: (i) total Company sales and profits meeting or exceeding the budget or reforecast for Fiscal 2008; (ii) total Company sales and profits meeting or exceeding “stretch” goals for Fiscal 2008; and (iii) meeting the Company’s goal for opening new stores during Fiscal 2008.

With respect to the performance bonus factors of all other named executive officers, the Chairman, Chief Executive Officer and Chief Administrative Officer make recommendations to the Compensation Committee, which it considers when setting the performance bonus plans. Neither the Chairman nor the Chief Executive Officer has the authority to call Compensation Committee meetings themselves nor do they meet with the compensation consultant on an individual basis without the consent of the Compensation Committee or its Chairman.

Measuring Achievement; Payment of Bonuses

At the end of the year, the Compensation Committee determines the extent of achievement of the pre-established performance targets for each criterion. The level of achievement attained is applied to the schedule to determine the individual’s adjusted performance percentage, which is then multiplied by the individual’s target award. For example, each brand will have its own bonus levels for sales and profitability set at meeting plan, goal and stretch goals. The Compensation Committee has the discretion to award that amount or reduce the award payable if it believes such action would be in the best interest of the Company and its shareholders. At the end of a year, the Compensation Committee also has the ability to grant cash bonuses to non-named executive officers. This did not occur in Fiscal 2008.

In Fiscal 2008, the Company met budget for sales and did not meet budget for stretch goals or operating profits. The Company did achieve its objectives for number of store openings. Overall, named executive officers realized 17% of their maximum achievable performance bonuses, with a range of 0% to 30.4% of maximum achievable bonus.

The Company did not modify any performance targets during Fiscal 2008 to reflect changes in the financial budgets or goals upon which the performance targets and awards were based. If the Company were to change such financial budgets in the future, however, the Compensation Committee would have discretion to adjust bonus awards accordingly where it believes it is warranted in light of the objectives of the compensation program.

The Compensation Committee is currently in the process of determining performance targets and awards for Fiscal 2009 for the Chief Executive Officer, Chairman and other executive officers.

The Compensation Committee takes historical sales and operating profit performance into account in the development of the performance targets upon which performance bonuses are based.

Stock Incentives

The Compensation Committee believes that stock ownership by management and equity-based performance compensation arrangements are useful tools to align the interests of management with those of the Company’s shareholders. Where executives are shareholders themselves, the executives will realize a direct benefit by achieving the objective of maximizing shareholder value. In addition, as shareholders, executives would stand to benefit from successful growth of the Company’s brands to the extent that this would increase the value of their shareholdings. Accordingly, the Company’s executives are eligible to receive stock options, stock appreciation rights, restricted stock and/or restricted stock units under the Company’s stock incentive plans, which have all been approved by the Company’s shareholders. The Company has in place two stock option plans, including the 2004 Stock Incentive Plan and the 2000 Stock Incentive Plan (collectively, the “Plans”). If approved at the Meeting, the Company will have the 2008 Stock Incentive Plan in place going forward, which will be substantially similar to the Plans. See “Proposal 3—Urban Outfitters 2008 Stock Incentive Plan” for a complete description of the 2008 Plan.

The committee believes that including stock options in the compensation program serves the Company’s longer-term goals. Whereas base salary and performance bonuses compensate for achievement of shorter-term goals, it is anticipated that stock options motivate the executive to focus on the Company’s long-term success because the value of the options generally cannot be realized for several years. To date, the committee has granted only time-based stock options and in one instance, a restricted stock award.

The exercise price of stock options is equal to or greater than Fair Market Value of the Company's Common Shares on the date of the grant, as defined in the Plans. Awards granted pursuant to the Company’s 2004 Stock Incentive Plan may be subject to performance-based vesting conditions; although to date, all stock options have been time-based.

The Compensation Committee determines whether to grant stock options and the size of the grant to each executive officer based upon its subjective assessment. The committee evaluates the executive officer’s performance after taking into consideration prior years’ grants, the organizational impact of the executive officer and the need to respond to competitive conditions in order retain executive officers and attract new candidates. There were no stock option grants to executive officers in Fiscal 2008.

The anti-dilution provisions of the Company’s 2004 Stock Incentive Plan and 2000 Stock Incentive Plan were amended on November 14, 2006 by the Board of Directors for the purpose of removing any ambiguity regarding the mandatory nature of those anti-dilution provisions, and to clarify that the Compensation Committee has discretion only with respect to the manner of the adjustment to ensure that equitable and proportionate adjustments are made.

Timing

The Company generally considers once-a-year grants to a broad group of executives and managers, including named executive officers, typically around the time of its Annual Meeting of Shareholders, and at other times for business purposes related to employee promotions, or retention, or new hires. The Company did not make any such grants to named executive officers in Fiscal 2008. The Company makes grants which are effective on or after the date when the Stock Option Plan Administrator, the Compensation Committee, or, for grants that relate to 40,000 or fewer shares, the Chairman of the Board approves the grant. The Company does not time option grants with respect to the release of positive or negative material non-public information.

Potential Payments Upon Changes in Control; Certain Corporate Transactions

All of the Plans provide that in the event of a “change in control” of the Company, all remaining unvested options and restricted stock awards will immediately vest and become exercisable, as applicable. “Change in control” is defined to include an event in which any person or group acquires majority beneficial ownership of the Company, other than Richard A. Hayne or benefit plans sponsored by either the Company or its subsidiaries. The basis for the change in control provisions is that they are consistent with previous Company plans, customary in industry practice and competitive in the marketplace. Assuming a change in control of the Company occurred on January 31, 2008, (i) Glen T. Senk would have received full vesting of restricted stock units in an amount equal to $11,600,000; and (ii) John E. Kyees would have received full vesting of stock options in an amount equal to $791,200.

In the event of certain corporate transactions (such as a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the Compensation Committee has discretion to terminate all or a portion of outstanding options and stock appreciation rights, effective as of the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the committee decides to terminate, the holder will have the right to exercise outstanding options and stock appreciation rights on at least seven days’ notice. The basis for selecting these corporate transactions as a triggering event for potential termination by the Compensation Committee is that it is customary in industry practice.

Additional Types of Compensation

In addition to the three main elements, the Company provides additional compensation to its executive officers in the form of: (i) a 401(k) matching contribution which is available to all employees who have completed six months of service, which is $0.25 on every $1.00 of employee deferral up to 6% of salary match, with a vesting schedule of 20% a year for five years, and with the deferral limited by applicable law; (ii) a Christmas bonus, capped at $5,000; and (iii) employee awards made to all staff with fixed dollar amounts for terms of service, in five-year service increments, ranging from $1,000 for 10 years of service to $15,000 for 30 years of service.

Benchmarking

The Compensation Committee utilized information developed by the compensation consultant regarding the compensation of chief executive officers of specialty apparel retailers in developing the compensation plan for the Chief Executive Officer. The Company also internally developed comparative information on the compensation of chief executive officers in specialty apparel retailers, based on its own analysis.

The Compensation Committee takes the Company’s own historical data into consideration to ensure that compensation increases are consistent with the growth in responsibility and operating profit of its executives. Each year the committee reviews a summary of all of the

Company’s named executive officer and key management personnel compensation for the previous fiscal year as well as prior fiscal years. All historical data is viewed with the operating results and responsibilities of management personnel and specific performance.

Compensation Committee Discretion

The factors related to increasing the compensation and potential compensation from bonuses of named executive officers from year-to-year takes into account increased sales and profitability, performance and measurably increased responsibilities, with a focus on both performance and the leveraging of selling, general and administrative expenses. Historically, the Company has not decreased base salaries or the bonus potential of named executive officers. This is because its history of growth has led to larger responsibilities for its named executive officers and because as a matter of philosophy, it does not generally reduce these compensation elements for existing employees.

As stated above, the Compensation Committee has discretion in the granting of Performance Bonus Awards and can grant such awards to named executive officers, at its discretion, even if specified performance goals are not achieved. The requirements for Performance Bonus Awards were not waived in Fiscal 2008, but could be waived in the future to reward specific performance achievements in an instance where the actual criteria for a performance bonus were not met or for purposes of retention.

In Fiscal 2008, the Compensation Committee granted a discretionary bonus to the Chief Executive Officer in recognition of the Chief Executive Officer’s contributions to the Company’s performance during Fiscal 2008. The bonus was purely discretionary and was not based on pre-determined goals.

Pursuant to the 2004 Stock Incentive Plan, the Compensation Committee has discretion to accelerate the date on which options or stock appreciation rights may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock and restrict stock units if it determines that to do either would be in the best interests of the Company and the plan participants.

The Company at present has no employment agreements or contracts with its named executive officers and has no policies for post termination compensation arrangements. In the future, however, the Company may, in its sole discretion, decide to provide some form of severance in the event that a named executive officer's employment ceases. No named executive officers separated from the Company in Fiscal 2008 and no such payments were made.

Tax and Accounting Considerations

Historically, the Company has believed that the tax and accounting treatments of stock options were a favorable factor in its granting of them. The advent of FAS 123R and the change in accounting treatment accorded the granting of stock options has changed that assessment.

The applicability of Section 162(m) of the Internal Revenue Code may affect the tax deductibility of certain portions of named executive officers' compensation. Wherever possible, the Company structures compensation for its executive officers in a way that preserves tax deductibility under Section 162(m).

The Company does not usually consider the tax consequences to named executive officers of cash compensation or of equity based compensation, though it considers the tax treatment to the Company for non-qualified options and the non-qualifying disposition of qualified options to be favorable.

Security Ownership Guidelines

The Company has no policy that requires or that sets guidelines for the ownership of Common Shares of the Company; nor does it have any policy on the hedging of economic risk of such ownership or of vested stock options, other than requiring full compliance with all applicable laws.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)		Total ($)
Glen T. Senk, Chief Executive Officer Urban Outfitters, Inc. (Principal Executive Officer)	2008 2007	750,000 577,218	250,000 5,000	1,153,200 1,153,200	— —	300,000 50,000	— —	7,683 3,438	(4)	2,460,883 1,788,856
John E. Kyees, Chief Financial Officer Urban Outfitters, Inc. (Principal Financial Officer)	2008 2007	424,500 411,585	5,000 5,000	— —	87,408 159,502	50,000 —	— —	4,461 4,175	(5)	571,369 580,262
Richard A. Hayne, Chairman and President, Urban Outfitters, Inc.	2008 2007	379,327 366,410	5,000 5,000	— —	— —	— 50,000	— —	23,485 25,367	(6)	407,811 446,777
Tedford A. Marlow, President, Urban Outfitters Brand	2008 2007	453,904 436,676	5,000 5,000	— —	— —	50,000 50,000	— —	268 205	(7)	509,172 491,881
Glen A. Bodzy, Secretary and General Counsel Urban Outfitters, Inc.	2008 2007	289,692 281,085	6,314 5,000	— —	40,180 78,869	35,000 30,000	— —	4,451 3,329	(8)	375,637 398,283

(1)	Stock Award represents 400,000 shares of restricted common stock with a grant date weighted average fair value of $14.42 per share, resulting in a grant date fair value of $5,768,000, which has a term of five years.
(2)	Compensation expense recorded for option awards are calculated under the provisions of Statement of Financial Accounting Standards No. 123R, “Share Based Payment”. The estimated fair value of the options was calculated using the Black Sholes option pricing Model. For a further description of the assumptions and accounting for stock options, see footnote 8 in the Company’s annual report on Form 10-K for the fiscal year ending January 31, 2008.
(3)	Includes matching cash contributions in Fiscal 2008 by the Company under the Urban Outfitters 401(k) Savings Plan of $4,112 for Mr. Hayne, $4,300 for Mr. Senk, $4,050 for Mr. Kyees and $4,183 for Mr. Bodzy.
(4)	Includes life insurance premiums paid by the Company for Mr. Senk in the amount of $3,383.
(5)	Includes life insurance premiums paid by the Company for Mr. Kyees in the amount of $411.
(6)	Includes life insurance premiums and automobile insurance premiums paid by the Company for Mr. Hayne in the amount of $6,595 and $12,778, respectively.
(7)	Includes life insurance premiums paid by the Company for Mr. Marlow in the amount of $268.
(8)	Includes life insurance premiums paid by the Company for Mr. Bodzy in the amount of $268.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Target ($)	Maximum ($)	Target (#)	Maximum (#)
Glen T. Senk (2)	—	800,000	1,500,000	—	—	—	—	—	—
John E. Kyees (3)	—	125,000	225,000	—	—	—	—	—	—
Richard A. Hayne (4)	—	125,000	225,000	—	—	—	—	—	—
Tedford A. Marlow (5)	—	250,000	500,000	—	—	—	—	—	—
Glen A. Bodzy (6)	—	60,000	115,000	—	—	—	—	—	—

(1)	The threshold column has been omitted because the Company’s bonus plan for Fiscal 2008 did not provide for the threshold concept. The target amount reflects the minimum potential award for achieving all of the initial bonus goals. The amounts shown in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table (on page 25) reflect that some goals were achieved and some were not met. For a further discussion on how the Compensation Committee determines the criteria for the Company’s executive officers’ performance bonuses, please see “Compensation Discussion and Analysis—Determination of Amount of Element; Relation of Elements to Primary Compensation Objectives—Performance Bonuses” above.
(2)	Target amounts for Glen T. Senk for Fiscal 2008 were dependent upon meeting performance criteria established by the Compensation Committee for: (i) sales and profits meeting budget and/or “stretch” goals; (ii) number of new stores opened; (iii) meeting target percentages of inventory and sales increase; (iv) meeting targeted hiring goals; and (v) meeting the store capital expense budget.
(3)	Target amounts for John E. Kyees for Fiscal 2008 were dependent upon meeting performance criteria established by the Compensation Committee for: (i) sales and profits meeting budget and/or “stretch” goals; (ii) the functional areas under his supervision operating at or above budgeted goals; and (iii) meeting targeted hiring goals.
(4)	Target amounts for Richard A. Hayne for Fiscal 2008 were dependent upon meeting performance criteria established by the Compensation Committee for: (i) sales and profits meeting budget and/or “stretch” goals; and (ii) meeting brand launch goals including store opening and targeted hiring objectives.
(5)	Target amounts for Tedford A. Marlow for Fiscal 2008 were dependent upon meeting performance criteria established by the Compensation Committee for: (i) sales and profits for Urban Outfitters meeting budget and/or “stretch” goals; (ii) number of new Urban Outfitters stores opened; (iii) meeting target percentages of inventory and sales increase; and (iv) meeting targeted hiring goals.
(6)	Target amounts for Glen A. Bodzy for Fiscal 2008 were dependent upon meeting performance criteria established by the Compensation Committee for: (i) sales and profits meeting budget and/or “stretch” goals; and (ii) number and timing of new stores opened.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Richard A. Hayne	—		—		—	—	—	—	—	—	—

John E. Kyees	160,000		40,000	(1)	0	9.22	11/23/2011	—	—	—	—
	600,000		0		0	14.35	6/20/2014	—	—	—	—

Glen T. Senk	1,600,000		0		0	14.35	6/20/2014	—	—	—	—
	100,000	(2)	0		0	31.11	11/17/2015	—	—	—	—
	—		—		—	—	—	—	—	400,000	11,600,000	(3)

Tedford A. Marlow	900,000		0		0	1.47	7/23/2011	—	—	—	—
	100,000	(4)	0		0	31.11	11/17/2015	—	—	—	—

Glen A. Bodzy	8,000		0		0	3.37	5/18/2009	—	—	—	—
	48,000		0		0	1.08	8/31/2010	—	—	—	—
	128,000		0		0	1.43	8/8/2011	—	—	—	—
	160,000				0	5.91	9/5/2013	—	—	—	—
	80,000	(5)	0		0	31.11	11/17/2015	—	—	—	—

(1)	Represents options remaining from original grant of 200,000, which vest 20% per year over a five year period beginning one year from grant date, which was November 24, 2003.
(2)	Options vested in their entirety on January 18, 2006. All Common Shares acquired upon exercise of these options are required to be held by Mr. Senk until November 18, 2010.
(3)	Calculated by multiplying our closing market price on January 31, 2008 by the number of restricted stock units that have not vested.
(4)	Options vested in their entirety on January 18, 2006. All Common Shares acquired upon exercise of these options are required to be held by Mr. Marlow until November 18, 2010.
(5)	Options vested in their entirety on January 18, 2006. All Common Shares acquired upon exercise of these options are required to be held by Mr. Bodzy until November 18, 2010.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard A. Hayne	—	—	—	—
John E. Kyees	—	—	—	—
Glen T. Senk	—	—	—	—
Tedford A. Marlow	100,000	2,471,989	—	—
Glen A. Bodzy	—	—	—	—

Equity Compensation Plan Information

The following table shows the status of option grants under the Plans as of January 31, 2008:

	EQUITY COMPENSATION PLAN
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	No. of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Referenced in Column (A))
Plan Category	(A)		(B)	(C)
Equity Compensation Plans Approved by Security Holders(1):
Options	11,568,723	(2)	$16.04	2,312,150
Equity Compensation Plans not Approved by Security Holders:	—		—	—

Total	11,568,723		$16.04	2,312,150

(1)	Amount does not include Common Shares reserved for issuance under the 2008 Plan which is subject to shareholder approval at the Meeting.
(2)	Amounts are subject to adjustment to reflect any stock dividend, stock split, share consideration or similar change in our capitalization.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Company’s Board of Directors (collectively, the “Committee”) has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2008 for filing with the SEC.

The foregoing report is provided by the following Directors, who constitute the Compensation Committee:

Scott A. Belair, Chairman of the Compensation Committee

Joel S. Lawson III

Robert H. Strouse

PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Shares for (a) each person known to the Company who beneficially owns more than five percent of the Company’s outstanding Common Shares, (b) each director and Named Officer for Fiscal 2008 and (c) all current directors and executive officers of the Company as a group. The number of shares beneficially owned is as of February 15, 2008, unless otherwise indicated, and all percentages are calculated based on 166,123,715 shares outstanding as of February 15, 2008. Unless otherwise indicated: (a) the address of each of the beneficial owners identified is 5000 South Broad Street, Philadelphia, PA 19112, (b) each person has sole voting and dispositive power with respect to all such shares and (c) the table represents beneficial ownership as of February 15, 2008.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Richard A. Hayne (1)	43,542,039	28.9%
PBK Holdings, Inc. (2)	10,213,763	6.1%
Friess Associates LLC (3)	8,370,000	5.0%
Scott A. Belair (4)	3,986,000	2.4%
Glen T. Senk (5)	2,105,055	1.3%
Tedford G. Marlow (6)	1,000,000	*
John E. Kyees (7)	760,000	*
Harry S. Cherken, Jr. (8)	667,800	*
Joel S. Lawson III (9)	418,400	*
Glen A. Bodzy (10)	428,770	*
Robert H. Strouse (11)	310,000	*
All beneficial owners of more than 5% of the Company’s outstanding Common Shares, current directors and executive officers as a group (12 persons)(12)	59,504,119	34.5%

*	Less than one percent of the outstanding class of Common Shares.
(1)	Includes 3,267,306 Common Shares owned by the Irrevocable Trust of Richard A. Hayne, 3,267,306 Common Shares owned by the Irrevocable Trust of Elizabeth Van Vleck, 373,440 Common Shares owned by the Hayne Foundation and 23,597 Common Shares allocated under the Company’s 401(k) Savings Plan. Excludes 1,065,984 Common Shares beneficially owned by Mr. Hayne’s spouse, as to which he disclaims beneficial ownership.
(2)

Based on information provided pursuant to a Schedule 13G/A filed jointly by Ziff Asset Management, L.P. (“ZAM”), PBK Holdings, Inc. (“PBK”), Philip B. Korsant and ZBI Equities, L.L.C. (“ZBI”) on February 13, 2008. According to the Schedule 13G/A, as of December 31, 2007, partnerships of which PBK is the general partner, including ZAM, were the owners of record of all the Common Shares reported therein. According to the Schedule 13G/A, as of December 31, 2007, each of ZAM, Philip B. Korsant, and ZBI may be deemed to beneficially own the Common Shares reported therein as a result of the direct or indirect power to vote or dispose of such shares. The address for each entity or person given in the Schedule 13G/A is 283 Greenwich Avenue, Greenwich, CT 06830.

(3)	Based on information provided pursuant to a Schedule 13G filed by Friess Associates LLC (“Friess”) on February 14, 2008. According to the Schedule 13G/A, as of December 31, 2007, Friess was the owner of record of all of the Common Shares reported therein. The address for Friess given in the Schedule 13G is 115 E. Snow King, Jackson, WY 83001.
(4)	Excludes 1,026,672 Common Shares owned by Trust U/A/D April 16, 1993 by Scott A. Belair as grantor and Steven D. Burton as Trustee, as to which Mr. Belair disclaims beneficial ownership. Includes 630,000 Common Shares subject to presently exercisable options.
(5)	Includes 1,700,000 Common Shares subject to presently exercisable options and 5,055 Common Shares allocated under the Company’s 401(k) Savings Plan. Includes 400,000 restricted Common Shares granted by the Company’s Board of Directors.
(6)	Includes 1,000,000 Common Shares subject to presently exercisable options.
(7)	Includes 760,000 Common Shares subject to presently exercisable options.
(8)	Includes 465,000 Common Shares subject to presently exercisable options and 4,400 Common Shares held by a trust of which Mr. Cherken is a trustee.
(9)	Includes 310,000 Common Shares subject to presently exercisable options and 14,400 Common Shares held by a trust of which Mr. Lawson is a trustee.
(10)	Includes 424,000 Common Shares subject to presently exercisable options and 770 Common Shares allocated under the Company’s 401(k) Savings Plan.
(11)	Includes 310,000 Common Shares subject to presently exercisable options.
(12)	Includes 6,275,000 Common Shares subject to presently exercisable options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Mr. Belair, Mr. Lawson and Mr. Strouse. No member of the Compensation Committee is or was during Fiscal 2008 an employee, or is or ever has been an officer, of the Company or its subsidiaries. No executive officer of the Company served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of the Company’s Board or Compensation Committee. Please see “Certain Business Relationships” below with respect to Mr. Belair.

CERTAIN BUSINESS RELATIONSHIPS

Chairman and President Richard Hayne’s wife, Margaret Hayne, son, David Hayne and brother, Rodger Hayne, are employed by the Company. Mrs. Hayne, President of the Free People division, who on February 26, 2008 was designated as an executive officer by the Board of Directors, received aggregate compensation, including bonuses, of $336,148 for her services with the Company during Fiscal 2008.

Harry S. Cherken, Jr., a director of the Company, is a partner in the law firm of Drinker Biddle & Reath LLP, which provided legal services to the Company in Fiscal 2008 and is expected to continue to do so in the future. Drinker Biddle & Reath LLP has received customary compensation for these services in a net amount of $3,662,460 during Fiscal 2008.

The McDevitt Company, a real estate company, acted as a broker in substantially all of the Company’s new real estate transactions during Fiscal 2008. The Company has not paid any compensation to The McDevitt Company, but the Company has been advised that The McDevitt Company has received commissions from other parties to such transactions. Wade L. McDevitt is the brother-in-law of Scott Belair, one of the Company’s directors, and is president and the sole shareholder of The McDevitt Company.

The Addis Group (“Addis”), an insurance brokerage and risk management consulting company, acted as the Company’s commercial insurance broker and risk management consultant during Fiscal 2008. The Company has not paid any compensation to Addis for such services, but has been advised that Addis has received commissions from other parties to such transactions. Scott Addis, the brother-in-law of Richard A. Hayne, Chairman of the Board of the Company, is president of The Addis Group.

Pursuant to the terms of the Company’s Code of Conduct and Ethics, which applies to all of the Company’s directors, officers and employees, conflicts of interest are prohibited unless otherwise waived by the Board of Directors or allowed under guidelines approved by the Board of Directors. Under the Code of Conduct and Ethics, a conflict of interest can arise whenever a person’s private interests interfere in any way with the interests of the Company, including when a director, officer or employee takes actions or has interests that make it difficult for such person to perform his or her work objectively and effectively, or when a member of such person’s family receives improper personal benefits. Each of the relationships described above has been reviewed and approved by the Board of Directors.

RELATIONSHIP WITH AUDITORS

On May 24, 2005, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent registered public accounting firm. Deloitte & Touche has performed audit services, including the issuance of their audit opinion for the fiscal years ended January 31, 2008 and 2007.

One or more representatives of Deloitte & Touche will be present at the Meeting, will have an opportunity to make a statement as he or she may desire and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

During Fiscal 2008, the Audit Committee was comprised of three independent directors of the Company (as independence is defined under NASDAQ’s listing standards and the rules and regulations of the SEC). In addition, the Board of Directors has determined that during Fiscal 2008, two members of Audit Committee, Joel S. Lawson III and Scott A. Belair, qualified as “audit committee financial experts” as defined by the SEC in Item 401(h) of Regulation S-K.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Its purpose is to monitor the integrity of the financial statements, review the Company’s internal accounting procedures and controls, oversee the independence, qualification and performance of the Company's independent accountants, and appoint the independent accountants. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for Fiscal 2008 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the Company’s independent accountants, Deloitte & Touche, LLP, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and discussed with the independent accountants such other matters as are required under Statement of Auditing Standards No. 61 and other generally accepted auditing standards. In addition, the Committee has discussed with the independent accountants the accountants’ independence from management and the Company, including the matters in the written disclosures and the letter received by the Committee, as required by the Independence Standards Board Standard No. 1 and considered the compatibility of nonaudit services with the accountants' independence.

The Audit Committee discussed with the Company’s independent accountants the overall scope and plans for the audit. The Audit Committee met with the independent accountants, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2008 for filing with the SEC.

Joel S. Lawson III, Chairman of the Audit Committee

Scott A. Belair

Robert H. Strouse

AUDIT AND OTHER FEES

Audit and Other Fees for Past Two Fiscal Years

The following table sets forth the aggregate fees billed to the Company for services rendered by our principal independent accountants, Deloitte & Touche LLP (“Deloitte & Touche”), for the fiscal years ended January 31, 2008 and January 31, 2007:

	Fiscal 2008	Fiscal 2007
Audit Fees – professional services rendered for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s forms 10-Q	$665,000	$670,000
Audit-Related Fees – assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.	—	$4,864
Tax Fees – professional services rendered in preparing the Company’s federal, state and international tax returns; tax advice related to requests for tax accounting method changes with the Internal Revenue Service and preparation of related forms; and assistance with various federal, state income tax and franchise tax examinations, including miscellaneous inquiries.	—	—
All Other Fees – represents the annual charge for a web based accounting research tool.	$1,500	$1,500

Total Fees	$666,500	$676,364

Audit and Permissible Non-Audit Services Pre-Approval Policies and Procedures

During the Company’s fiscal year ended January 31, 2004, the Audit Committee established a pre-approval policy pursuant to which it has granted its approval for Deloitte & Touche to perform certain audit, audit-related, tax and other services up to specified aggregate fee levels for each service. The Audit Committee periodically reviews and revises, if necessary, the list of pre-approved services that Deloitte & Touche may provide. The Audit Committee’s policy also provides that any proposed services that are not specifically pre-approved pursuant to the policy, as well as any proposed services that exceed pre-approved cost levels established in the policy, will require the Audit Committee’s separate pre-approval. In addition, the Audit Committee may delegate pre-approval authority to one or more of its members, who must report, for information purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities (“10% Shareholders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received by it and a written representation from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during Fiscal 2008, all filing requirements applicable to its officers, directors and 10% Shareholders under Section 16(a) were complied with on a timely basis.

PROPOSALS FOR 2009 ANNUAL MEETING

Shareholder proposals for the 2009 Annual Meeting of Shareholders must comply with applicable SEC rules and regulations and must be received by the Secretary of the Company prior to November 28, 2008 to be considered for inclusion in the Company’s Proxy Statement for that meeting. If the November 28, 2008 deadline is missed, a shareholder proposal may still be submitted for consideration at the 2008 Annual Meeting of Shareholders, although it will not be included in the Proxy Statement, if it is received no later than February 23, 2009. If notification of a shareholder proposal is not received by February 23, 2009, the Company may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal.

COST OF SOLICITATION

The cost of soliciting proxies will be borne directly by the Company. Solicitation may be made by mail, personal interview or telephone or other electronic means by certain officers and other employees of the Company who will receive no additional compensation therefor. The Company will reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to the beneficial owners for whom they hold shares.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement, annual report or Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you request one by writing or calling as follows: Investor Relations, Urban Outfitters, Inc., 5000 South Broad Street, Philadelphia, PA 19112, (Tel: 215-454-5500); (Fax: 215-454-4660). If you want to receive separate copies of the annual report, proxy statement or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

ADDITIONAL INFORMATION

This Proxy Statement is accompanied by the Company’s Annual Report on Form 10-K for Fiscal 2008, as filed with the SEC (except for exhibits). Requests for additional copies of such Form 10-K should be directed to the Company at the address set forth on the cover of this Proxy Statement, Attention: Investor Relations.

The Reports of the Compensation Committee of the Board of Directors on Executive Compensation and the Audit Committee included in this Proxy Statement shall not be deemed “soliciting material” or otherwise deemed “filed” and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates those portions of this Proxy Statement by reference therein.

It is important that your shares be represented at the Meeting. If you are unable to be present in person, we respectfully request that you vote promptly. You may vote your shares over the Internet or, if you received a paper copy of the proxy card, by signing and dating it and returning it to us in the stamped and addressed envelope that is enclosed with the proxy card as promptly as possible.

By Order of the Board of Directors,

Richard A. Hayne

Chairman of the Board

DATE: March 28, 2008

URBAN OUTFITTERS

2008

STOCK INCENTIVE PLAN

A-i

URBAN OUTFITTERS

2008

STOCK INCENTIVE PLAN

WHEREAS, Urban Outfitters, Inc. desires to grant equity incentive awards to certain of its employees, consultants and non-employee directors;

NOW, THEREFORE, the Urban Outfitters 2008 Stock Incentive Plan is hereby adopted under the following terms and conditions:

SECTION 1—PURPOSE

The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Consultants and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

SECTION 2—DEFINITIONS

The following terms when used herein shall have the following meanings unless otherwise required by the context:

(a) “Administrator” shall mean:

(1) The Chairman of the Board, with respect to an Award which (A) covers 40,000 or fewer shares of Common Stock, and (B) is granted to an individual who is not subject to section 16(b) of the Exchange Act; or

(2) The Committee.

(b) “Award” shall mean an ISO, NQSO, SAR, Restricted Stock, RSU or Stock Grant awarded by the Company to an Employee, a Consultant or a Non-Employee Director.

(c) “Award Agreement” shall mean a document evidencing the grant of an Award, as described in Section 11.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean a committee which consists solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of Code §162(m)), or the entire Board.

(g) “Common Stock” shall mean the common stock of the Company, par value $0.0001 per share.

(h) “Company” shall mean Urban Outfitters, Inc.

(i) “Consultant” shall mean an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Related Corporation to provide bona fide services that (1) are not in connection with the offer or sale of securities in a capital-raising transaction, and (2) do not directly or indirectly promote or maintain a market for the Company’s securities.

(j) “Employee” shall mean an officer or other employee of the Company or a Related Corporation.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean:

(1) The closing price of the Common Stock on a registered securities exchange on the applicable date or the immediately preceding trading day if the applicable date is not a trading day; or

(2) Such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

(m) “Grantee” shall mean an Employee, a Consultant or a Non-Employee Director who has been granted an Award under the Plan.

(n) “ISO” shall mean an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of Code §422, unless the Award Agreement states that the Option will not be treated as an ISO.

(o) “Non-Employee Director” shall mean a director of the Company who is not an Employee.

(p) “NQSO” shall mean an Option which, at the time such Option is granted, does not qualify as an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

(q) “Options” shall mean ISOs and NQSOs which entitle the Grantee on exercise thereof to purchase shares of Common Stock at a specified exercise price.

(r) “Performance Goals” shall mean the objective goal or goals applicable to a Grantee’s Performance Stock or PSUs that are deemed by the Committee to be important to the success of the Company or any affiliates of the Company. The Committee shall establish the specific objective measures for each applicable goal for a performance period, which need not be uniform with respect to each Grantee. In creating these measures, the Committee shall use one or more of the following business criteria: sales, profit, return on sales, net operating profit after taxes, investment turnover, customer service indices, funds from operations, income from operations, return on assets, return on net assets, asset turnover, return on equity, return on capital, market price appreciation of shares of Common Stock, economic value added, total shareholder return, net income, pre-tax income, earnings per share, operating profit margin, net income margin, sales margin, cash flow, market share, inventory turnover, sales growth, net revenue growth, capacity utilization, new stores opened, customer penetration, increase in customer base, net income growth, expense control and hiring of personnel. The business criteria may apply to the individual, a division, a component of the Company’s business, or to the Company and/or one or more Related Corporations and may be weighted and expressed in absolute terms or relative to the performance of other individuals or companies or an index. The Committee shall determine the performance period and the Performance Goals and measures (and weighting thereof) applicable to such period not later than the earlier of (i) 90 days after the commencement of the performance period, or (ii) the expiration of 25% of the performance period.

(s) “Performance Stock” shall mean a type of Restricted Stock, where the lapse of restrictions is based on Performance Goals.

(t) “Plan” shall mean the Urban Outfitters 2008 Stock Incentive Plan as set forth herein and as amended from time to time.

(u) “PSU” shall mean a performance stock unit which is a type of RSU, the vesting of which is based on Performance Goals.

(v) “Related Corporation” shall mean any corporation or other entity in which the Company holds, directly or indirectly, a controlling interest; provided, however, that with respect to ISOs, an entity shall be a “Related Corporation” only if the entity is described in the preceding clause and is a “subsidiary corporation” of the Company, as defined in Code §424(f). For purposes of this subsection, the term “controlling interest” shall have the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), using “at least 50 percent” instead of “at least 80 percent” each place it appears in such regulation.

(w) “Restricted Stock” shall mean Common Stock subject to restrictions determined by the Administrator pursuant to Section 8.

(x) “RSU” shall mean a restricted stock unit granted pursuant to Section 9.

(y) “SAR” shall mean an Award granted pursuant to Section 7 which entitles the recipient on exercise to receive an amount determined by reference to appreciation in the value of Common Stock.

(z) “Short-Term Deferral Period” shall mean, with respect to an amount (including Common Stock) payable pursuant to an Award, the period ending on the later of (1) the 15th day of the third month following the Grantee’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (2) the 15th day of the third month following the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; provided, however, that such period shall be within one calendar year and shall not exceed 2 1/2 months. A Grantee shall have no discretion over the payment date and shall have no right to interest as a result of payment on a date other than the first day of the Short-Term Deferral Period.

(aa) “Stock Grant” shall mean a grant of unrestricted shares of Common Stock pursuant to Section 10.

(bb) “Termination of Service” shall mean (1) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; (2) with respect to an Award granted to a Consultant, the termination of the consulting or advisory arrangement between the Consultant and the Company and all Related Corporations; and (3) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations; provided, however, that if the Grantee’s status changes from Employee, Consultant or Non-Employee Director to any other status eligible to receive an Award under the Plan, no Termination of Service shall occur for purposes of the Plan until the Grantee’s new status with the Company and all Related Corporations terminates. For purposes of this paragraph, if a Grantee’s relationship is with a Related Corporation and not the Company, the Grantee shall incur a Termination of Service when such corporation ceases to be a Related Corporation, unless the Committee determines otherwise. A Termination of Service shall not be deemed to have resulted by reason of a bona fide leave of absence approved by the Committee or the Chairman of the Board.

SECTION 3—ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator (and members thereof), while serving as such, shall be deemed to be acting in its (or his) capacity as a director or an officer of the Company.

The Administrator shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors to be granted Awards under the Plan, to grant Awards on behalf of the Company, and to set the date of grant and the other terms of such Awards in accordance with the terms of the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan, and the Administrator may do so with respect to any Award granted hereunder, in the manner and to the extent it (or he) deems desirable. The Committee also shall have the authority (1) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the

Plan, and to amend, modify, or rescind any such rules and regulations, (2) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (3) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company, its shareholders, and all Grantees, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the bylaws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

SECTION 4—STOCK

The maximum aggregate number of shares of Common Stock that may be delivered under the Plan is 10,000,000 shares (which is also the maximum aggregate number of shares that may be issued under the Plan through ISOs), subject to the following limits:

Type of Award	Limit on Number of Shares Available for Grant Under Plan	Limit on Number of Shares Available for Grant to Any Employee During Any Fiscal Year
Options	Plan Limit	2,000,000
SARs	Plan Limit	2,000,000
Restricted Stock and RSUs	4,000,000 (in the aggregate)	2,000,000 (in the aggregate)
Stock Grants	1,000,000	N/A

Each limit stated in this Section 4 shall be subject to adjustment as described in Section 12. Shares delivered under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

If any Award expires, terminates for any reason, is cancelled, is forfeited or is settled in cash rather than Common Stock, the number of shares of Common Stock with respect to which such Award expired, terminated, was cancelled, was forfeited or was settled in cash, shall continue to be available for future Awards granted under the Plan. If any Option is exercised by surrendering Common Stock to the Company or by withholding Common Stock as full or partial payment, or if tax withholding requirements are satisfied by surrendering Common Stock to the Company or withholding Common Stock, only the number of shares issued net of Common Stock withheld or surrendered shall be deemed delivered for purposes of determining the maximum number of shares available for grant under the Plan.

SECTION 5—GRANTING OF AWARDS

The Administrator may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as the Administrator in its (or his) sole discretion, determines are warranted, subject to the terms of the Plan. However, grants of ISOs and other Awards shall be separate and not in tandem, and Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan. More than one Award may be granted to an Employee, Consultant or Non-Employee Director under the Plan.

SECTION 6—TERMS AND CONDITIONS OF OPTIONS

Option Award Agreements shall include expressly or by reference the following terms and conditions, as well as such other provisions as the Administrator shall deem desirable that are not inconsistent with the provisions of the Plan and, for ISOs, Code §422(b).

(a) Number of Shares. The Award Agreement shall state the number of shares of Common Stock to which the Option pertains.

(b) Exercise Price. The Award Agreement shall state the exercise price which shall be determined and fixed by the Administrator in its (or his) discretion, but the exercise price shall not be less than the higher of 100 percent (110 percent in the case of an ISO granted to a more-than-ten-percent shareholder, as provided in subsection (i) below) of the Fair Market Value of a share of Common Stock on the date the Option is granted, or the par value thereof.

(c) Term. The term of each Option shall be determined by the Administrator, in its (or his) discretion; provided, however, that the term of each ISO shall be not more than ten years (five years in the case of a more-than-ten-percent shareholder, as provided in subsection (i) below) from the date of grant of the ISO. Each Option shall be subject to earlier termination as provided in subsections (f), (g), and (h) below and in Section 14.

(d) Exercise. An Option shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Administrator may specify. The Administrator may accelerate the exercise date of an outstanding Option, in its (or his) discretion, if the Administrator deems such acceleration to be desirable.

Any exercisable Option may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise (in accordance with procedures established by the Committee) to the Company (at its principal office) or to the Company’s delegate, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate exercise price for such shares (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph (4) below, payment may be made as soon as practicable after the exercise). Only full shares shall be issued, and any fractional share which might otherwise be issuable upon exercise of an Option shall be forfeited.

The Administrator, in its sole discretion, shall determine from the following alternatives, the methods by which the exercise price may be paid—

(1) in cash or, if permitted by the Administrator, its equivalent;

(2) in shares of Common Stock previously acquired by the Grantee (and the exercise price so paid shall be equal to the Fair Market Value, as of the date of exercise, of the previously acquired shares);

(3) by decreasing the number of shares for which the Option is exercisable on the date of exercise (in an amount equal to the exercise price to be paid under this method, divided by the positive excess of the Fair Market Value of a share of Common Stock on the date of exercise, over the per share exercise price);

(4) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount necessary to pay the exercise price of the Option; or

(5) in any combination of paragraphs (1), (2), (3) and (4) above.

To the extent an Award Agreement does not include one or more alternatives, the Administrator hereby specifically reserves the right to exercise its (or his) discretion to allow the Grantee to pay the exercise price using such alternative.

(e) ISO Annual Limit. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a parent or subsidiary corporation of the Company (as defined in Code §424(e) and (f)) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(f) Termination of Service for a Reason Other Than Death or Disability. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) thirty days after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a Termination). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, and shall terminate on the date of such Termination of Service with respect to the remaining shares.

(g) Disability. If a Grantee becomes disabled (within the meaning of Code §22(e)(3)) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service occurs as a consequence of such disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) six months after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a Termination). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Administrator, and shall terminate on the date of such Termination of Service with respect to the remaining shares. In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.

(h) Death. If a Grantee’s Termination of Service occurs as a result of death, prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under subsections (f) or (g) above (including any extension of such period provided in the Award Agreement), such Option may be exercised by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) six months after the date of the Grantee’s death (unless the Award Agreement provides a different expiration date in the case of death). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Administrator, and shall terminate on the date of the Optionee’s death with respect to the remaining shares.

(i) More-Than-Ten-Percent Shareholder. If, after applying the attribution rules of Code §424(d), the Grantee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation of the Company (as defined in Code §424(e) and (f)) immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

SECTION 7—SARS

(a) Nature of SARs. An SAR entitles the Grantee to receive, with respect to each share of Common Stock as to which the SAR is exercised, the excess of the share’s Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. Such excess shall be paid in cash, shares of Common Stock, or a combination thereof, as determined by the Administrator.

(b) Exercise of SARs. An SAR shall become exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which all or any part of the SAR may be exercised. Any exercise of an SAR must be made by giving notice to the Company at its principal office in accordance with procedures established by the Administrator.

(c) Termination of Service. If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her SAR, Section 6(f), (g) and (h) shall be applied to determine the extent to which, and the period during which, the SAR may be exercised. For purposes of this Section 7(c), the term “SAR” shall replace the term “Option” in each place such term appears in Section 6(f), (g) and (h).

SECTION 8—RESTRICTED STOCK

(a) General Requirements. Restricted Stock may be issued or transferred for consideration (in addition to past services) or for no additional consideration, as determined by the Administrator. At the time Restricted Stock is granted, the Administrator shall determine whether the Restricted Stock is Performance Stock (where the lapse of restrictions is based on Performance Goals), or Restricted Stock that is not Performance Stock (where the lapse of restrictions is based on times and/or conditions determined by the Committee).

(b) Shareholder Rights. Each Grantee who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in subsection (c), including the right to vote the shares and receive dividends and other distributions. Any shares of Common Stock or other securities of the Company received by a Grantee with respect to a share of Restricted Stock as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock. Any cash dividends with respect to a Grantee’s Restricted Stock shall be paid to the Grantee at the same time as such dividends are paid to other shareholders. Unless the Administrator determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Grantee has satisfied any federal, state and local tax withholding obligations applicable to such shares.

(c) Restrictions. Except as otherwise specifically provided in the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Grantee incurs a Termination of Service for any reason, must be offered to the Company for purchase for the amount of cash (or cash equivalents) paid for the shares of Common Stock, or forfeited to the Company if no cash (or cash equivalent) was so paid.

(d) Lapse of Restrictions.

(1) In General. Upon the lapse of all restrictions in accordance with this subsection (d) or Section 13, shares of Common Stock shall cease to be Restricted Stock for purposes of the Plan.

(2) Restricted Stock Other Than Performance Stock. With respect to Restricted Stock that is not Performance Stock, the restrictions described in subsection (c) shall lapse at such time or times, and on such conditions (such as performance-based requirements), as the Administrator may specify in the Award Agreement. The Administrator may at any time accelerate the time at which the restrictions on all or any part of the shares of Restricted Stock (other than Performance Stock) will lapse.

(3) Performance Stock. With respect to Performance Stock, the restrictions described in subsection (c) shall lapse at the end of the applicable performance period if and to the extent the Performance Goals (established in accordance with Section 2(r)) have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall have the discretion to decrease (but not increase) the extent to which such restrictions lapse on account of such achievement. The restrictions described in subsection (c) shall also lapse (A) as provided in Section 13, or (B) if and to the extent determined by the Committee in the case of the Grantee's death or disability. If the Grantee’s Termination of Service occurs for any reason prior to the end of the performance period, the Grantee shall forfeit all Performance Stock granted with respect to such performance period except (i) as provided in Section 13, (ii) as determined by the Committee in the case of the Grantee’s death or disability, or (iii) the Committee may provide that restrictions lapse with respect to a pro-rata portion of the number of shares of Performance Stock for which the restrictions would have lapsed had the Grantee been employed on the last day of the performance period, under such circumstances as the Committee, in its sole discretion, determines.

(e) Notice of Tax Election. Any Grantee making an election under Code §83(b) for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

SECTION 9—RSUs

(a) Nature of RSUs. An RSU entitles the Grantee to receive, with respect to each RSU that vests in accordance with subsection (c) or Section 13, one share of Common Stock, cash equal to the Fair Market Value of a share of Common Stock on the date of vesting, or a combination thereof as determined by the Administrator and set forth in the Award Agreement. Any fractional RSU shall be payable in cash.

(b) Grant of RSUs. At the time of grant, the Administrator shall determine (1) the number of RSUs subject to the Award, (2) whether the RSU is a PSU (where vesting is based on Performance Goals), or an RSU that is not a PSU (where vesting is based on times and/or conditions determined by the Administrator), and (3) when such RSUs shall vest in accordance with subsection (c). The Company shall establish a bookkeeping account in the Grantee’s name which reflects the number and type of RSUs standing to the credit of the Grantee.

(c) Vesting.

(1) RSUs Other Than PSUs. With respect to RSUs that are not PSUs, the Administrator shall determine when such RSUs shall vest and any conditions (such as continued employment or performance measures) that must be met in order for such RSUs to vest at the end of the applicable restriction period. The Administrator may at any time accelerate the time at which RSUs (other than PSUs) shall vest.

(2) PSUs. PSUs shall vest at the end of the applicable performance period if and to the extent the Performance Goals (established in accordance with Section 2(r)) have been achieved for such period. The Committee shall certify the extent to which the Performance Goals are achieved and shall the have the discretion to decrease (but not increase) the extent to which PSUs vest on account of such achievement. PSUs shall also vest (A) as provided in Section 13, or (B) if and to the extent determined by the Committee in the case of the Grantee's death or disability. If the Grantee's Termination of Service occurs for any reason prior to the end of the performance period, the Grantee shall forfeit all PSUs granted with respect to such performance period except (i) as provided in Section 13, (ii) as determined by the Committee in the case of the Grantee's death or disability, or (iii) the Committee may provide for vesting of a pro-rata portion of the PSUs that would have vested had the Grantee been employed on the last day of the performance period, under such circumstances as the Committee, in its sole discretion, determines.

(3) Payment. Except as otherwise provided in the Award Agreement, upon the vesting of an RSU in accordance with this subsection (c) or Section 13, payment, in Common Stock or cash (as applicable), shall be made in the Short-Term Deferral Period.

(d) Dividend Equivalent Rights. The Company shall credit to the Grantee’s bookkeeping account, on each date that the Company pays a cash dividend to holders of Common Stock generally, an additional number of RSUs equal to the total number of RSUs credited to the Grantee’s bookkeeping account on the dividend record date, multiplied by the dollar amount of the per share cash dividend, and divided by the Fair Market Value of a share of Common Stock on the dividend payment date. RSUs attributable to such dividend equivalent rights shall be subject to the same terms and conditions as the RSUs to which such dividend equivalent rights relate.

SECTION 10—STOCK GRANTS

The Administrator may make a Stock Grant to an Employee, Non-Employee Director or Consultant. Such Stock Grant shall be fully vested on the date made.

SECTION 11—AWARD AGREEMENTS

Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Administrator shall from time to time approve which shall include such provisions as the Administrator shall deem advisable that are not inconsistent with the provisions of the Plan,

Code §409A and, for ISOs, Code §422(b). For example, an Award Agreement may require forfeiture or payment of gains to the Company in the event of the Grantee’s misconduct. The Award Agreements shall specify the type of Award granted. Each Grantee shall enter into, and be bound by, an Award Agreement as soon as practicable after the grant of an Award.

SECTION 12—ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

The following shall be adjusted to reflect any stock dividend, stock split, reverse stock split, spin-off, distribution, recapitalization, share combination or reclassification, or similar change in the capitalization of the Company:

(a) The maximum number and type of shares under the limits set forth in Section 4; and

(b) The number and type of shares issuable upon exercise or vesting of outstanding Options, SARs and RSUs under the Plan (as well as the option price per share under outstanding Options and the Fair Market Value of a share on the date an outstanding SAR was granted); provided, however, that (i) no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under Code §424(h), unless the Grantee consents to such adjustment, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Code §409A.

In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise or vesting of outstanding Options, SARs and RSUs (and a straight mathematical adjustment of the exercise price or Fair Market Value on the date of grant of a SAR), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Grantees, and preserve, without exceeding, the value of Awards.

SECTION 13—CHANGE IN CONTROL

(a) Full Vesting. Notwithstanding any other provision of this Plan, each outstanding Award shall become fully vested and exercisable upon a Change in Control unless the Award Agreement evidencing the Award provides otherwise; provided, however, that this Section 13 shall not increase the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.

(b) Definitions.

(1) For purposes of this Plan, a “Change in Control” with respect to the Company shall mean any of the following events:

(A) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation resulting in the voting power of the securities (as described in clause (D) below) of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than a majority of the combined voting power of the securities of the Company (or such surviving entity) outstanding immediately after such merger of consolidation;

(B) any sale, lease, exchange, or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company;

(C) the dissolution and liquidation of the Company; or

(D) any person or “group” (other than a benefit plan sponsored by either the Company or a subsidiary of the Company and other than Richard A. Hayne or his estate, personal representative or the beneficiaries under his will), becoming after February 26, 2008 the “beneficial owner,” directly or indirectly, of securities representing a majority of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire such securities).

(2) For purposes hereof, the terms “group” and “beneficial owner” shall have the meanings given to them in Rule 13d-3; and Rule 13d-3 shall mean Rule 13d-3 of the Securities and Exchange Commission promulgated under the Exchange Act.

SECTION 14—CERTAIN CORPORATE TRANSACTIONS

In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options and SARs, the Committee shall give each Grantee holding an Option or SAR to be terminated not fewer than seven days’ notice prior to any such termination, and any Option or SAR which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 13) at any time prior to such termination. Further, as provided in Sections 6(d), 7(b), 8(d)(2) and 9(c)(1), the Administrator may, in its discretion accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 13).

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a “modification” under Code §424(h), unless the Grantee consents to the change, and (ii) no such adjustment shall be made to an outstanding Option or SAR if such adjustment would cause the Option or SAR to be subject to Code §409A.

SECTION 15—AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS

The Board, pursuant to resolution, may amend or suspend the Plan, and, except as provided below, the Administrator may amend an outstanding Award in any respect whatsoever and at any time; provided, however, that the following amendments shall require the approval of shareholders—

(a) a change in the class of employees eligible to participate in the Plan with respect to ISOs;

(b) except as permitted under Section 12, an increase in the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan;

(c) a modification of the material terms of the “performance goal,” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired); and

(d) any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed or traded.

If the Fair Market Value of Common Stock subject to an Option or SAR has declined since the Option or SAR was granted, the Committee, in its sole discretion, may reduce the exercise price (or the amount over which appreciation is measured) of any (or all) such Option(s) or SAR(s), or cancel any (or all) such Option(s) or SAR(s) in exchange for cash or the grant of new Awards. Except as provided in Section 14, no amendment or suspension of an outstanding Award shall (i) adversely affect the rights of the Grantee or cause the modification (within the meaning of Code §424(h)) of an ISO, without the consent of the Grantee affected thereby, or (ii) cause an Option or SAR to become subject to Code §409A.

SECTION 16—TERMINATION OF PLAN; CESSATION OF ISO GRANTS

The Board, pursuant to resolution, may terminate the Plan at any time and for any reason. No ISOs shall be granted hereunder after February 25, 2018, which date is within 10 years after the date the Plan was adopted, or the date the Plan was approved by the shareholders of the Company, whichever is earlier. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder which are outstanding on the date the Plan is terminated and which by their terms extend beyond such date.

SECTION 17—SHAREHOLDER APPROVAL

This Plan shall become effective on February 26, 2008; provided, however, that if the Plan is not approved by the shareholders of the Company within 12 months before or after the date the Plan was adopted, the Plan and all Awards granted hereunder shall be null and void and no additional Awards shall be granted hereunder.

SECTION 18—MISCELLANEOUS

(a) Rights. Neither the adoption of the Plan nor any action of the Board or the Administrator shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Administrator shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement. Notwithstanding any provisions of the Plan or the Award Agreement with an Employee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate to him or her for such shares, except as otherwise provided under Section 8(b) (regarding Restricted Stock).

(b) Indemnification of Board and Committee. Without limiting any other rights of indemnification which they may have from the Company and any affiliate of the Company, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Pennsylvania law.

(c) Transferability; Registration. No ISO, Restricted Stock or RSU shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative. Except as provided in an Employee’s or Consultant’s Award Agreement, such limits on assignment, transfer and exercise shall also apply to NQSOs and SARs.

A Non-Employee Director may transfer an NQSO or SAR for no consideration to (1) the Non-Employee Director’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, or any person sharing the Non-Employee Director’s household (other than a tenant or employee) (“Permitted Transferees”), (2) a trust in which one or more Permitted Transferees in the aggregate have more than 50% of the beneficial interest, (3) a foundation in which one or more Permitted Transferees (or the Non-Employee Director) in the aggregate control the management of assets, and (4) any other entity in which one or more Permitted Transferees (or the Non-Employee Director) in the aggregate own more than 50% of the voting interests. Except as provided in the preceding sentence, or by will or the laws of descent and distribution, an NQSO or SAR granted to a Non-Employee Director shall not be assignable or transferable by the Non-Employee Director, and during the lifetime of the Non-Employee Director, the NQSO shall be exercisable only by the Non-Employee Director or by his guardian or legal representative. Any NQSO or SAR transferred by a Non-Employee Director shall not be assignable or transferable by the transferee.

If the Grantee so requests at the time of exercise of an Option or an SAR, or at the time of grant of Restricted Stock or vesting of an RSU, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship.

(d) Deferrals. The Committee may permit or require Grantees to defer receipt of any Common Stock issuable upon the lapse of the restriction period applicable to Restricted Stock or RSUs, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents. In no event, however, shall such deferrals be permitted unless the Grantee’s Award Agreement specifically permits deferrals under this Section.

(e) Listing and Registration of Shares. Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of shares of Common Stock thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no such Award may be exercised, in whole or in part, and no Restricted Stock, RSU or Stock Grant may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.

(f) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock or cash upon the exercise of any Award, upon the vesting of Restricted Stock or RSU, or upon the making of a Stock Grant shall be subject to applicable federal, state and local tax withholding requirements. If the exercise of any Award, the vesting of Restricted Stock or RSU, or making of a Stock Grant is subject to the withholding requirements of applicable federal, state or local tax law, the Administrator, in its (or his) discretion, may permit or require the Grantee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements with respect to any Award to the extent necessary to avoid adverse accounting consequences. Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date(s) such shares are withheld to satisfy the applicable withholding requirements). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

(g) Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by employees, consultants or directors of other entities who are about to, or have, become Employees, Consultants or Non-Employee Directors as a result of a merger, consolidation, acquisition of assets or similar transaction by the Company or Related Corporation. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that no substitute Award shall be granted which will subject the Award to section 409A of the Code (if it previously was not subject to such Code section).

(h) Application of Funds. Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company. Any Common Stock received in payment for shares shall become treasury stock.

(i) No Obligation to Exercise Award. The granting of an Award shall impose no obligation upon a Grantee to exercise such Award.

(j) Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.

(k) Unfunded Plan. The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

ANNUAL MEETING OF SHAREHOLDERS OF

URBAN OUTFITTERS, INC.

May 20, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

20603003000000000000 3	052008

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE   ☒

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.				THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE URBAN OUTFITTERS 2008 STOCK INCENTIVE PLAN.
1. Election of Directors:
		NOMINEES:			FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	O Richard A. Hayne O Scott A. Belair O Harry S. Cherken, Jr. O Joel S. Lawson III O Glen T. Senk O Robert H. Strouse		2. To approve the Urban Outfitters 2008 Stock Incentive Plan.	☐	☐	☐
☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)			THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL TO ADOPT A REVISED VENDOR CODE OF CONDUCT.

					FOR	AGAINST	ABSTAIN
				3. Shareholder proposal to adopt a revised vendor code of conduct.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.

You are urged to sign and return this proxy so that you may be sure that your shares will be voted.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor,administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

☐

URBAN OUTFITTERS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Richard A. Hayne and John E. Kyees, or either of them, with full power of substitution, as the undersigned’s proxies to vote at the Annual Meeting of Shareholders of Urban Outfitters, Inc. (the “Company”) called for May 20, 2008, at 10:30 a.m. Eastern Standard Time at the corporate offices of Urban Outfitters, Inc., 5000 South Broad Street, Building 543, Philadelphia, Pennsylvania and at any adjournment thereof.

(Continued and to be signed on the reverse side)

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